Exhibit 99.1

MARQUEE HOLDINGS, INC.
920 MAIN STREET
KANSAS CITY, MO 64105
T:816 221-4000

Original via UPS Next Day
Copy via Email

August 13, 2007

Andres E Serrano
Vice President
Corporate Trust and Loan Agency
HSBC Bank USA, National Association
10 East 40th Street, 14th floor
New York, NY 10016-0200

Andres:

Reference is made to that certain Indenture, dated as of August 18, 2004 (as the same may be amended, restated or supplemented or otherwise modified from time to tine, the “Indenture”), by and between Marquee Holdings Inc. (the “Company”) and you as Trustee (in such capacity, the “Trustee”), entered into in connection with the Company’s issuance of 12% Senior Discount Notes due 2014 (“Discount Notes”)

Pursuant to Section 4.19 of the Indenture, on August 15, 2007, the Company elects to pay cash interest on the Notes in accordance with the terms of the Indenture.

Sincerely,

MARQUEE HOLDINGS, INC.

/s/ Terry W. Crawford
Terry W. Crawford
Vice President and Treasurer

cc: Craig R. Ramsey